EXHIBIT 10.19
                                                             FORM 10-K
                                          YEAR ENDED DECEMBER 31, 2001














                        INDUSTRIAL LEASE AGREEMENT

                                  between

INSITE SOUTH MILWAUKEE, L.L.C., an Illinois limited liability company, as Landlord

                                    and

      BUCYRUS INTERNATIONAL, INC., a Delaware corporation, as Tenant for premises located in South Milwaukee, Wisconsin




ARTICLE ONE:  BASIC TERMS

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.01.  Date of Lease:  January 4, 2002

     Section 1.02. Landlord: InSite South Milwaukee, L.L.C., an Illinois limited liability company, 1603 W. 16th Street, Oak Brook, Illinois 60523
Attention: Gerald J. Kostelny, with a copy to, InSite Real Estate Development, 1603 W. 16th Street, Oak Brook, Illinois 60523 Attention: General Counsel.

     Section 1.03. Tenant: Bucyrus International, Inc., a Delaware corporation, 1100 Milwaukee Avenue, South Milwaukee, WI 53172, Attn: John F. Bosbous.

     Section 1.04. Premises: The real property, building space (the "Building") and other improvements located in South Milwaukee, Wisconsin and described on the attached Exhibit A.

     Section 1.05. Lease Term: Commencing on the date that Landlord closes on its purchase of the Building (the "Commencement Date"), and ending on the day before the twentieth (20th) anniversary of the Commencement Date (the "Termination Date"); provided, however, that if the Commencement Date is other than the first day of a month, then the Termination Date shall be the twentieth (20th) year anniversary of the last day of the month in which the Commencement Date occurs, unless otherwise terminated or extended as provided in this Lease.

     Section 1.06. Permitted Uses: (See Article Five) Industrial manufacturing, warehousing, distribution, and associated office uses incidental thereto

     Section 1.07.  Landlord's Broker: **_____NONE__________ [broker name]

     Section 1.08.  Tenant's Broker: **_______NONE__________ [broker name]

     Section 1.09.  Rent and Other Charges Payable by Tenant:

     (a)  Base Rent:

                                TOTAL ANNUAL                MONTHLY
                 YEARS              RENT                  INSTALLMENT

               1 THRU 15        $1,125,000.00              $93,750.00

              16 and after      As adjusted as           As adjusted as
                            provided in this Lease   provided in this Lease


     (b) Other Periodic Payments: (i) Tax Adjustment Amount (See Section 4.02); and, (ii) Insurance Premium Expense, if any (See Section 4.04).

     Section 1.10. Lease Year: Any calendar year in which any portion of the Lease Term falls, including the calendar year in which the Commencement Date and Termination Date occur.

     Section 1.11.  Security Deposit:  $500,000.00.

     Section 1.12. Consumer Price Index ("CPI"): shall mean, as of any date, the most recently published United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (Milwaukee Area Only), as released by the Bureau of Labor Statistics of the United States Department of Labor. In the event the Bureau of Labor Statistics ceases publishing the index number for the City of Milwaukee, the comparable index figure for the United States shall be used in lieu thereof. In the event the Bureau ceases publishing the Consumer Price Index, or materially changes the method of its computation, components, base year, consumers whose experiences are included therein, or other features thereof, Lessor and Lessee shall accept comparable statistics on the purchasing power of the consumer dollar, as published at the time of such discontinuation or change, by the Bureau, another governmental agency or unit, or a responsible financial periodical of recognized authority, to be then chosen by Lessor. In the event the Bureau publishes more than one Consumer Price Index applicable generally or to the Milwaukee Area specifically, the index to be used to make the adjustments provided herein shall be reasonably chosen by the Lessor.


ARTICLE TWO:  LEASE TERM

     Section 2.01. Lease of Premises For Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 and shall begin and end on the dates specified in Section 1.05, unless the beginning or end of the Lease Term is changed under any other provision of this Lease. Landlord and Tenant shall, upon delivery of possession of the Premises to Tenant, execute a Commencement Date Agreement setting forth the actual Commencement Date and Termination Date of the Lease. Failure to execute such Commencement Date Agreement shall not affect the actual Commencement Date and Termination Date of the Lease.

     Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the intended Commencement Date. Landlord s non-delivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month.

     Section 2.03. Early Occupancy: If Tenant occupies the Premises prior to the Commencement Date, Tenant s occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall pay Base Rent, Additional Rent and all other charges specified in this Lease for the early occupancy period.

     Section 2.04. Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant s delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts Rent from Tenant, Tenant s occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

     Section 2.05  Security Deposit.

     (a) At the time of execution hereof, Tenant shall deposit with Landlord the Security Deposit in cash, as and for a security deposit for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. Landlord may apply the Security Deposit in case of an Event of Default hereunder to the extent that such Event of Default involves a failure of Tenant to pay any amount required to be paid by Tenant under this Lease, including but not limited to any failure of Tenant to reimburse Landlord for any amounts required hereunder to be reimbursed by Tenant to Landlord. In the event that Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of any Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any such Rent in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after reentry by Landlord. Actions by Landlord against Tenant for breach of this Lease shall in no way be limited or restricted by the amount of the Security Deposit and resort to the Security Deposit shall not waive any other rights or constitute an election of remedies which Landlord may have. Landlord shall deposit the Security Deposit in an interest-bearing deposit or investment, and all income thereon shall accrue to Tenant and shall become part of the security deposit. It is expressly understood and agreed that the Security Deposit is not a measure of Landlord s damages in case of Tenant s default. Upon application of any part of the Security Deposit by Landlord as provided herein other than an application to rent as provided in the last sentence of this Section 2.05(a), Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount less amounts applied to rent as provided in the last sentence of this Section 2.05(a). Any application of the Security Deposit by Landlord shall not be deemed to have cured Tenant's default by reason of which the application is made. From and after such time as the Security Deposit is equal to or greater than the amount remaining to be paid hereunder as Basic Rent for the original term of this Lease, provided that Tenant is not in default hereunder, Landlord shall apply a portion of the Security Deposit equal to the amount of Basic Rent then due to Basic Rent each month

     (b) Subject to Tenant's right of first refusal as provided herein, in the event of a bona fide sale of the Project, Landlord shall have the right to transfer the Security Deposit to its vendee for the benefit of Tenant, and thereafter Landlord shall be released of all liability for the return of the Security Deposit and Tenant agrees to look to said vendee for the return of the Security Deposit. It is agreed that this provision shall apply to every transfer or assignment made of the Security Deposit to any new landlord.

     (c) If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after the time fixed herein as the expiration of the term hereof and after the removal of Tenant and surrender of possession of the Premises to Landlord.

     Section 2.06.  Renewal Option; Rent Adjustment.

     (a) Provided that no default is existing under this Lease which default has continued beyond any applicable cure period at the time a Renewal Option (as hereinafter defined) is exercised, Tenant shall have the right (the "Renewal Options") to extend the Term for up to five periods of five years each (the "Renewal Periods") commencing on the expiration of the initial Lease Term, or subsequent Renewal Periods, as appropriate.

     (b) The Renewal Options shall be exercised, if at all, by written notice to Landlord given not later than twelve (12) months prior to the expiration of the initial Lease Term or prior Renewal Period, as appropriate. In the event Tenant fails strictly to comply with the procedure for exercise of a Renewal Option, Tenant shall have no further right to extend the Term.

     (c) Except as specified herein, Tenant shall have no further right to extend the Term.

     (d) The Renewal Options are a right which is personal to Tenant. In no event shall any assignee, sublessee or other transferee have any rights under this Section 2.06, other than a person or entity described in Section 9.04 below, and other than any assignee, sublessee or other transferee of this Lease in connection with a sale or transfer of all or substantially all of the assets of Tenant as permitted under Section 9.01 below.

     (e) Landlord's and Tenant's rights and obligations for the Renewal Period shall be upon the same terms and conditions as are contained in this Lease.

     (f) Annual Base Rent during the last five years of the initial Lease Term and the Renewal Periods shall be as follows:


     YEARS                    TOTAL ANNUAL RENT

     16 - 20   $1,125,000.00 plus an amount equal to $1,125,000.00
               multiplied by one-half of the percentage increase in the CPI between the Commencement Date and the date five years before the end of the initial Lease Term, up to a total maximum Annual Rent of $1,550,000.00.

     21 - 25 For the first Renewal Period, the Total Annual Rent shall be equal to the Annual Rent payable during the preceding year (for purposes of this sentence, the "Previous Annual Rent") plus an amount equal to the Previous Annual Rent multiplied by one half of the percentage increase in the CPI between the date five years before the end of the initial Lease Term and the last day of the initial Lease Term, up to a total maximum Annual Rent of $1,850,000.00.

     26 - 45 For the second and each subsequent Renewal Period, the Total Annual Rent shall be equal to the Annual Rent payable during the preceding year (for purposes of this sentence, the "Previous Annual Rent") plus an amount equal to the Previous Annual Rent multiplied by the percentage increase in the CPI between the first day and the last day of the previous Renewal Period.

     (g) Except as specified herein, Tenant shall have no further right to extend the Term.


     Section 2.07. Right of First Refusal. In the event that Landlord desires to or will sell or transfer the Premises or any part thereof, or if the Landlord desires to make, or there will be, any Material Change in Ownership, Tenant shall have, at Tenant's sole option, a right of first refusal subject to the terms set forth herein. For purposes of this Section 2.07, "Material Change in Ownership" shall mean any change in direct or indirect ownership or control of the Premises, including but not limited to the sale or other transfer of direct or indirect ownership interest or control rights in Landlord, after which Landlord fails to have at least 51% of its direct or indirect ownership and control held by the Kostelny Family and entities owned by the Kostelny Family. For purposes of the foregoing sentence, "Kostelny Family" shall mean one or more of Gerald J. Kostelny, his wife and his children and trusts for the benefit of one or more of Gerald J. Kostelny, his wife and his children. Any sale or transfer of the Premises or Material Change in Ownership without complying with this Section 2.07 shall be a material default by Landlord under this Lease. The Tenant's right of first refusal shall be exercisable for a period of 30 days following the date of receipt of a copy of a bona fide letter of intent for the proposed transaction, including all of the material terms and conditions of the sale or transfer of the Premises or Material Change in Ownership (the "Option Period"). If the Tenant does not exercise the right of first refusal during the Option Period, Landlord shall have the right to proceed to close the proposed transaction on the terms set forth in the letter of intent provided hereunder at any time within 120 days after the expiration of the Option Period. If Landlord so closes the proposed transaction, and if thereafter in the case of a sale or transfer of the Premises no owner of the Premises is an affiliate of Landlord, and if thereafter in the case of a Material Change in Ownership no person holding direct or indirect ownership or control of Landlord is an affiliate of Landlord, the right of first refusal under this
Section 2.07 shall terminate. Otherwise, such right of first refusal shall continue and be in full force and effect with respect to any other proposed sale or transfer of the Premises or Material Change in Ownership. For purposes of the foregoing, all of the following shall be affiliates of
Landlord: (a) Gerald J. Kostelny, his wife and his children and trusts for the benefit of one or more of Gerald J. Kostelny, his wife and his children, (b) a person or entity which directly or indirectly owns, controls or holds with power to vote, 5% or more of the outstanding voting securities of Landlord;
(c) a corporation 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by Landlord, or a person or entity which is an affiliate within the meaning of subclause (a) or (b) above; (d) a person or entity which manages, operates or leases all or a material part of Landlord's business; (e) any director, officer or controlling person of Landlord; (f) any partnership in which Landlord or a person or entity which is an affiliate within the meaning of subclause (a) or (b) above is a general or limited partner; or (g) any limited liability company in which Landlord or a person or entity which is an affiliate within the meaning of subclause (a) or (b) above is a member. If Tenant exercises its right of first refusal, it shall be entitled to purchase or otherwise obtain direct or indirect ownership or control of the Premises on the terms set forth in the letter of intent provided hereunder, provided that
(1) the Tenant shall not be required to pay earnest money in excess of 3% of the purchase price of the Premises, and (2) upon Tenant's failure to purchase the property for any reason in the absence of a default by Landlord, Tenant shall forfeit the earnest money as liquidated damages. Without limitation of the foregoing, Tenant shall not have the benefit of any contingency that would allow the buyer of the Premises to terminate the buyer's obligation to purchase the Premises upon investigation of the condition of the Premises. Landlord may not sell or transfer the Premises or any part thereof, and there may be no Material Change in Ownership, that is part of a larger transaction, and each such sale, transfer or change must be a separate transaction subject to the right of first refusal provided herein.


ARTICLE THREE:  BASE RENT

     On the Commencement Date, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.09(a) above for the first month of the Lease Term (prorated on a per diem basis if the Commencement Date is other than the first day of a month). On the first day of each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand, except as expressly permitted herein. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT

     Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "Rent" shall mean Base Rent and Additional Rent.

     Section 4.02.  Taxes.

     (a) Real Property Taxes. Tenant shall pay an amount (hereinafter referred to as the "Tax Adjustment Amount") equal to the amount of Taxes accrued for the Premises but not yet due and payable as of the Commencement Date and with respect to all periods thereafter the amount of Taxes incurred with respect to each Lease Year for the Premises; except that Tenant shall be required to pay only a pro rata amount of the Tax Adjustment Amount for the Lease Year in which the last day of the Term occurs, pro rated on a per diem basis. In the event Landlord desires to contest the Taxes due on the Premises, Tenant agrees to cooperate with Landlord and execute any document which may be reasonably necessary and proper for any proceeding at no cost to Tenant. The Tax Adjustment Amount with respect to each Lease Year shall be paid as provided in Section 4.07.

     (b) Definition of "Taxes." "Taxes" means: (i) real estate taxes and assessments, both general and special, assessed or imposed with respect to the Premises, (ii) personal property taxes assessed or imposed upon personal property owned by Landlord and used in the operation of the Premises, (iii) any tax or excise on rents, gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the State in which the Building is located or any city, municipality or political subdivision thereof, against Landlord in respect to the Base Rent, Additional Rent or other charges reserved under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease, (iv) any charge or fee replacing any tax previously included within the definition of Taxes, and (v) fees and expenses incurred by Landlord to contest the Taxes due on the Premises. "Taxes" does not, however; include Landlord's federal or state income, franchise, inheritance or estate taxes. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year had Landlord elected to have such special assessment paid over the maximum period of time permitted by law. Except as provided in the preceding sentence, all references to Taxes "for" a particular year shall be deemed to refer to Taxes levied or assessed with respect to such year without regard to when such Taxes are paid or payable.

     (c)  Personal Property Taxes.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Premises.

          (ii) If any of Tenant's personal property is taxed together with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes, unless Tenant contests the personal property taxes in good faith and such contest permits Tenant to defer payment of such taxes.

     Section 4.03.  Utilities.

     (a) Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, telephone, refuse disposal and any other utilities and services supplied to the Premises.

     (b) Landlord shall not be liable to Tenant in damages or otherwise if any utilities or services are interrupted or terminated because of necessary repairs, installations, or improvements, nor shall any such interruption or termination relieve Tenant of the performance of any of its obligations hereunder.

     (c) Tenant may install equipment which can exceed the capacity of any existing utility facilities; and if any equipment installed by Tenant requires additional utility facilities the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must be approved in writing by Landlord.

     Section 4.04.  Insurance Policies.

     (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of Premises) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence and shall be subject to reasonable periodic increase based upon requirements of Landlord's lender(s) taking into account changes in risk exposure. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant s performance under Section 5.04, if the matters giving rise to the indemnity under Section 5.04 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain supplemental comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Premises. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

     (b) Property and Rental Income Insurance. During the Lease Term, Landlord, or at Tenant's option, Tenant, shall maintain policies of insurance covering loss of or damage to the Premises in the full amount of its replacement value, provided that if such policies are purchased by Tenant, they shall be from an insurer or insurers reasonably satisfactory to Landlord.

Such policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Premises. Landlord shall not obtain insurance for Tenant s fixtures or equipment or building improvements installed by Tenant on the Premises. During the Lease Term, Landlord, or at Tenant s option, Tenant, shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent and Additional Rent from the Premises. Tenant shall not do or permit anything to be done which invalidates any such insurance policies, provided: (i) that Tenant is given a copy of the relevant provisions of such policy, as same may be amended from time to time, on the Commencement Date and at such time as any such policies are amended or renewed; and (ii) that the relevant provisions of such policy do not prohibit any of Tenant's activities which are permissible pursuant to this Lease. Any insurance obtained by Tenant under this Section 4.04(b) shall be on terms and from an issuer acceptable to Landlord and the mortgagee of the Premises.

     (c) Tenant s Personal Property Insurance. Tenant agrees, at its own cost and expense, at all times throughout the Lease Term to carry fire insurance in an amount adequate to cover the full replacement value all fixtures, equipment, and other items of personal property of Tenant or others located on or within the Premises. Such policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary.

     (d) Payment of Premiums. Tenant shall pay an amount (hereinafter referred to as the "Insurance Premium Expense") equal to the cost of the premiums for the insurance policies maintained by Landlord under Paragraphs 4.04(a) and (b), if any, incurred with respect to each Lease Year. Tenant shall be required to pay only a pro rata amount of the Insurance Premium Expense for the Lease Years in which the first and last days of the Term occur, pro rated on a per diem basis. The Insurance Premium Expense shall be paid as provided in Section 4.07.

     (e)  General Insurance Provisions.

          (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days written notice prior to any cancellation or modification of such coverage.

          (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may, after written notice to Tenant (but without any applicable cure period), obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen
(15) days after receipt of a statement that indicates the cost of such insurance.

          (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A- or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional Premises or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

          (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, to the extent of any proceeds received under such insurance policies (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

     Section 4.05. Late Charges. Tenant s failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any Rent payment within five (5) business days after notice that such amount is due, Tenant shall pay Landlord a late charge equal to $750.00. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

     Section 4.06. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid within five (5) business days after notice that such amount is due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.07. Impounds. Tenant shall pay Landlord a sum equal to one-twelfth (1/12th) of the Tax Adjustment Amount and Insurance Premium Expense payable by Tenant under this Lease (based on Landlord's reasonable estimates of such amounts communicated by Landlord to Tenant from time to time), together with each payment of Base Rent. Landlord shall hold such payments in an interest bearing impound account with the interest thereon to accrue to the Tenant. Following the close of each Lease Year, Landlord shall deliver to Tenant a statement setting forth the actual amounts of the Tax Adjustment Amount and Insurance Premium Expense for such Lease Year. If Tenant has overpaid the impound account, Landlord will refund such excess to Tenant within thirty (30) days, provided Tenant is not then in default under this Lease. If Tenant has underpaid the impound account, Tenant shall pay the deficiency to Landlord within thirty (30) days after receipt of such statement. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE:  USE OF PREMISES

     Section 5.01. Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, or which constitutes a nuisance or waste.

     Section 5.03.  Hazardous Materials.

  (a) Compliance With Law. Tenant, at Tenant's expense, shall comply with all Environmental Laws (defined below) pertaining to the Premises or Tenant's use of the Premises, regardless of when they become effective, and with all directions, regardless of when they become effective, of all public officers, pursuant to any Environmental Law, which shall impose any duty upon Landlord or Tenant with respect to the Premises or Tenant's use or occupancy of the Premises; provided, however, that compliance by Tenant may be deferred as long as Tenant is diligently contesting, challenging or appealing such laws or directions or their application to Tenant, Landlord or the Premises and as long as the Premises remain free of liens on account thereof and any enforcement actions against Landlord and the Premises are stayed or Tenant provides Landlord with other security reasonably satisfactory to Landlord to protect Landlord against any loss therefrom.

  (b) Notices.   Tenant shall give written notice to Landlord within ten days after receiving notice or knowledge of the following:

     i. any proceeding or inquiry by any governmental authority with respect to the presence of any Regulated Substances (defined below) on the Premises or the migration thereof from or to other property;

     ii. all claims and potential claims made, inquired about, or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from any Regulated Substances on the Premises; and

     iii. Tenant s discovery of any occurrence or condition on any property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law.

  (c) Indemnity.

     (i) In General. Subject to Section 5.03(c)(ii) hereof, Tenant shall indemnify, defend and hold harmless the Landlord and its affiliates, agents, officers, directors, successors and assigns ("Indemnitees") from and against all liabilities, claims, costs, damages, losses, liens, obligations, penalties, claims, litigation, demands, judgments, suits and expenses (except consequential or incidental damages) which may be made, assessed against, or otherwise incurred by an Indemnitee (including, but not limited to, those brought by any federal, state or local governmental agency, including the United States Environmental Protection Agency and the Wisconsin Department of Natural Resources) and which arise out of or relate to a Tenant Environmental Condition (collectively, "Indemnified Matters").

The indemnity provided in this Section 5.03(c) is conditioned upon the following:

          (A) Indemnitee(s) shall give Tenant prompt written notice of any claim which is the subject of the indemnity provided herein,

          (B) Tenant shall control the defense of any such claim and Tenant shall direct and manage any investigation and/or remedial or removal action required by any such claim, so long as Tenant is diligently defending such claim or managing such action,

          (C) Tenant shall not be responsible for any settlements entered into without Tenant s prior written consent, which consent shall be deemed given if Tenant does not respond to an Indemnitee within twenty (20) business days of Tenant's receipt of notice from an Indemnitee that the Indemnitee intends to enter into a settlement, and

          (D) Tenant shall not be responsible for any costs or expenses of Indemnitees unless such cost or expenses (x) consist of attorney's fees and costs not to exceed $10,000 in the aggregate incurred in investigating and evaluating any Indemnified Matter; or (y) are either mandated by law or are approved by Tenant prior to being incurred, which approval shall be deemed given if Tenant does not respond to an Indemnitee within twenty (20) business days of Tenant s receipt of notice from an Indemnitee that it intends to incur a cost or expense.

     (ii) Scope.  The scope of the Tenant's indemnity obligation includes:
(A) the cost of any repair, cleanup or detoxification of the Premises to the full extent required by Environmental Laws as such laws are applied to industrial property, except to the extent more specifically limited in this section 5.03(c), (B) the costs incurred by any government entity or third party in responding to the Indemnified Matter, and (C) liability for personal injury or property damage arising under a statutory or common law tort theory.

For purposes of this Section 5.03(c), the full extent required by Environmental Laws as such laws are applied to industrial property shall be determined by a court of competent jurisdiction or the governmental agency(ies) having jurisdiction of the Premises and the Indemnified Matter, and the full extent required by Environmental Laws as such laws are applied to industrial property shall be deemed to include industrial uses and such related office or other uses as Bucyrus may engage in on the Premises. Tenant shall be entitled to exercise all rights normally afforded a responsible party, including but not limited to challenging any governmental agency's regulatory interpretation or order.

     (iii) Tenant's Role. Tenant may defend against, direct, control or supervise or otherwise assume direct responsibility for any Indemnified Matter, at its sole cost, in the name of Landlord or Tenant or both, and designate attorneys of Tenant's own choosing reasonably acceptable to Landlord so long as Tenant is diligently addressing such Indemnified Matter.

     (iv) Environmental Remediation Obligations. Tenant agrees to conduct, at its sole cost and expense, any such actions as are required by any governmental agencies or law with respect to the Indemnified Matter and to diligently continue such actions until the Premises is in full compliance with Environmental Laws and this Section 5.03(c), but shall coordinate such actions with Landlord. Landlord shall allow Tenant reasonable access to the Premises for the purposes of this Section 5.03(c). Tenant shall conduct such actions using reasonable efforts to minimize interference with the business of Landlord and its tenants in the use of the Premises. Without limiting the foregoing:

               (A) Landlord and its consultants shall have the right and privilege to observe any actions required under this Lease and may collect split samples or duplicate samples at Landlord's own expense;

               (B) Tenant shall restore the surface of the Premises substantially to its condition prior to such actions.

               (C) Tenant shall make available to Landlord copies of all final site assessments, documents, submittals to governmental authorities, field data, reports, laboratory analyses, and all other information hereinafter produced in connection with such actions within a reasonable time after they come into possession of Tenant or Tenant s representatives.

     (v) Deed Restriction. If a deed restriction is required by Environmental Law, such restriction shall not limit the operation of the Property for its current use or other heavy industrial use.

     (vi) Survival. This Section 5.03(c) shall survive termination of this Lease.

  (d) Disclosure. At the commencement of this Lease, and at all times during this Lease, Tenant shall maintain, and upon request by Landlord make available to Landlord for Landlord s inspection, copies of materials safety data sheets for all chemicals which Tenant is required to maintain under EPCRA and/or OSHA, and if Tenant is required to file with the State Emergency Response Commission, the Local Emergency Planning Committee or Local Fire Department under the Emergency Planning and Community Right-to-Know Act ("EPCRA"), Tenant shall furnish a copy thereof to Landlord within thirty (30) days after the submission of such reporting under EPCRA. Further, Tenant shall provide Landlord a copy of every other document relating to the Premises that Tenant makes available to any governmental authority or to any person requesting, discussing or required by Regulated Substances or Environmental Laws, provided that such document is produced in connection with an alleged violation of any Environmental Laws or an inquiry or investigation of compliance with Environmental Laws at the Premises.

  (e) Definitions.  For the purposes of this Lease,

     i. the term "Regulated Substances" shall include but not be limited to substances defined as "regulated substances," "hazardous waste," "hazardous materials," "toxic substances," "pollutants," "toxic pollutants,"
"herbicides," "fungicides," "rodenticides," "insecticides," "contaminant," or "pesticides" in any Environmental Law.

     ii. "Environmental Law" means any laws, regulations, ordinances, rules, orders, directions, requirements or court decrees pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including, without limitation, the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, all parallel, similar or relevant local and state environmental laws, and the regulations, rules and ordinances adopted and publications promulgated pursuant to the local, state and federal laws.

     iii. "Tenant Environmental Condition" shall mean any event or condition on the Premises that violates Environmental Laws as such laws are applied to industrial property and either:

          (A) occurred or came into existence after Tenant or its affiliated predecessors first took possession of the Premises or any part thereof in approximately 1893 and prior to the date of this Lease; or

          (B) occurs or comes into existence after the date of this Lease and arises out of or relates to the acts or omissions of Tenant;

provided, however, that "Tenant Environmental Condition" shall not include the condition described in, or the requirements of, the deed restriction affecting the Premises or the asbestos located on the Premises, except to the extent that (1) Tenant fails to comply with the deed restriction or the Environmental Laws relating to the asbestos as such laws are applied to industrial property during the term of this Lease, or (2) Tenant fails to leave the Premises in compliance with the deed restriction and the Environmental Laws relating to the asbestos as such laws are applied to industrial property upon termination of this Lease.

  (f) Warranties.   Tenant represents and warrants to Landlord that:

     i. Tenant is not in material violation of or subject to any existing, pending or threatened investigation by any governmental authority under any Environmental Law relating to the Premises;

     ii. Except for those currently in existence, Tenant has not and is not required by any Environmental Law to obtain any permits or license to construct or operate any improvements, fixtures or equipment forming a part of the Premises;

     iii. Tenant's use of the Premises will not result in the disposal or release of any Regulated Substances on, to or from the Premises; and

     iv. Tenant will not install, use or operate any underground storage tank on the Premises without the express written permission of Landlord, which permission may be withheld in Landlord s sole and arbitrary discretion.

     v. Tenant shall not cause or permit any Regulated Substances to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord, except in the ordinary course of business in compliance with Environmental Laws.

  (g) Inspection. Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time during normal business hours to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease and is not in the process of remedying any such non-compliance during any applicable cure period, Landlord shall have the right to immediately enter upon the Premises to remedy, at Tenant's expense, any contamination caused by Tenant's failure to comply notwithstanding any other provision of this Lease. Such remediation measures shall be done with reasonable care in accordance with the recommendations of Landlord's geotechnical engineers and/or consultants, and/or the requirements of any governmental authority having jurisdiction over such matters. Tenant shall pay to Landlord, as additional rent, all costs and expenses incurred by Landlord in performing any such remediation measures within thirty days after Landlord's written request therefore. Landlord shall use reasonable efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby.

  (h)  Underground Storage Tanks.   If underground storage tanks exist on
the Premises at the commencement of the term hereof, then this Section 5.03(h) shall apply. Such tanks, pumps and all other equipment used in connection with the operation of same shall be deemed to be excluded from the definition of the term "Premises". Such equipment and underground tanks shall be and remain the property of Landlord, and Tenant shall not take any actions with regard thereto. Tenant is prohibited from using, removing, damaging or disturbing or allowing its employees, contractors and invitees to use, remove, damage or disturb any such equipment, including tanks.

  (i) Roof. Notwithstanding anything to the contrary herein contained, Tenant shall have the right to enter into leases for use of the roof of the Building and to retain the rentals therefrom, provided that neither the roof nor any other part of the Premises is damaged by the lessee's operations, other than as may be repaired by Tenant or its lessees, and that the subject matter of the lease and the lessee's operations thereunder are in compliance with all applicable statutes, laws, ordinances and governmental rules and regulations. Each such lessee shall provide such liability insurance for the benefit of Landlord as Landlord reasonably may require (other than lessees whose leases existed prior to the date hereof and whose leases do not require such insurance).

     Section 5.04. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Premises; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant not caused by a default by Landlord. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to Premises or injury to persons in or about the Premises caused by Tenant, its agents, contractors and employees, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable. Landlord shall give written notice thereof to Tenant immediately after any of the following occurs: (i) Landlord receives notice of any claim, action or proceeding for which Tenant may have an indemnity obligation under this
Section 5.04, (ii) Landlord receives notice of any threatened claim, action or proceeding for which Tenant may have an indemnity obligation under this
Section 5.4, or (iii) Landlord becomes aware of any material development with respect to any such claim, action or proceeding, or any such threatened claim, action or proceeding; and within 30 days after receipt of any such written notice from Landlord, Tenant may, by written notice to Landlord, elect to defend such claim, action or proceeding by counsel selected by Tenant at Tenant's expense, provided that Landlord or Tenant, as applicable, shall pursue such defense with reasonable diligence by counsel reasonably acceptable to the other party.

     Section 5.05. Landlord's Access. During normal business hours, Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Within the last twelve (12) months of the Lease term, Landlord may place customary "For Sale" and "For Lease" signs on the Premises.

     Section 5.06. Quiet Possession. If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease, including without limitation, the terms and conditions contained in the Documents.

     Section 5.07. Documents. Notwithstanding anything herein to the contrary, the parties acknowledge that the Premises is subject to certain documents of record on the date hereof (excluding Landlord's mortgage and other documents arising by, through or under Landlord, the "Documents"). Tenant acknowledges that its use and operation of the Premises will be subject to the terms and conditions of the Documents, and agrees to be subject thereto. To the extent any of the Documents impose any obligations on Landlord as owner of the Premises, or otherwise, including without limitation, the payment or reimbursement of fees and costs of any kind, any maintenance obligations, construction of any improvements, or maintenance of insurance, Tenant expressly assumes such obligations and agrees to perform such obligations on Landlord s behalf in a timely manner pursuant to the terms of the Documents.

ARTICLE SIX:  CONDITION OF PREMISES;  MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. Existing Conditions. Tenant accepts the Premises in its condition as of the execution of the Lease, subject to all recorded matter, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of any inquiry regarding the condition of the Premises and is not relying on any representations of Landlord or any Broker with respect thereto.

     Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, from any cause whatsoever, including without limitation any damage or injury which is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; or, (c) conditions arising in or about the Premises, or from other sources or places. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.

     Section 6.03.  Landlord's Obligations.

     (a) Except as specifically provided in this Article 6, and subject to the provisions of Article Seven (Damage, Destruction or Condemnation), Landlord shall have absolutely no further responsibility to repair, maintain or replace any portion of the Premises at any time.

     (b) Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord's expense or to terminate the Lease due to the condition of the Premises.

     Section 6.04.  Tenant's Obligations.

          (a) Except for those items which are specifically Landlord's responsibility pursuant to Section 6.03 and in Article Seven (Damage, Destruction or Condemnation), Tenant shall be responsible for and shall keep in good, safe, tenantable condition, sightly in appearance, and in good order and repair all portions of the Premises (in accordance with the standard at which the Premises exist on the Commencement Date), including without limitation, (i) all parts of the Building, both interior and exterior, including without limitation, the roof, (ii) any sidewalks, parking areas, landscaped areas, driveways, located on or serving the Premises, (iii) all heating, ventilating and air conditioning equipment located on the Premises;
(iv) the painting and redecorating of the exterior of the Building; (v) all water, sewer, gas, electric and other utility lines and all sprinkler systems, if any, which are located within or serve the Premises, and (vi) all electrical equipment which is located within or serves the Premises. As used herein "repair" shall include the obligation, when necessary, to replace. Tenant shall carry on a regular maintenance and daily cleaning program for the Premises in order to reflect a proper image for industrial property. Tenant shall store all trash, and any other refuse in proper containers within the Premises and arrange for a regular pick-up of such trash, and any other refuse at Tenant's expense. Such trash shall not be burned in or about the Premises.

Tenant shall keep the sidewalks, driveways, and parking areas on the Premises free and clear of snow and ice and otherwise at all times in proper condition for safe travel thereon, and will be responsible for any and all injuries caused by Tenant's failure to do so.

     (b) Tenant shall also take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the Premises ("Laws"), as such Laws are then being enforced; provided, however, that compliance by Tenant may be deferred as long as Tenant is diligently contesting, challenging or appealing any such Laws or their application to Tenant, Landlord or the Premises and as long as the Premises remain free of liens on account thereof and any enforcement actions against Landlord or the Premises are stayed or Tenant provides Landlord with other security reasonably satisfactory to Landlord to protect Landlord against any loss therefrom. Any addition, alteration, improvement, or rebuilding, structural or otherwise, to or of the Premises or any part thereof, that may be necessary or required by reason of any law, rule, regulation or order promulgated by any governmental agency shall be immediately made by and at the
cost and expense of Tenant.   If Tenant receives notice of non-compliance of
the Premises with any applicable codes, ordinances, or other regulations, Tenant will promptly notify Landlord, including a copy of such notice.

     (c)  Tenant shall fulfill all of Tenant's obligations under this
Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may, upon thirty (30) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

     Section 6.05.  Alterations, Additions, and Improvements.

     (a) Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, except for alterations, additions or improvements which are not structural and do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in cost for any project. Landlord shall not unreasonably withhold such consent and may not withhold consent to any alteration, addition or improvement which is necessary or appropriate to allow Tenant to conduct its business on the Premises so long as such addition or improvement will not materially decrease the value of the Premises. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord for any project which will cost more than $250,000. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

     (b) Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall have the right to contest any such claims, provided that no liens are filed against the Premises on account thereof or that Tenant furnishes (i) bonds insuring Landlord, its lenders and the Premises against any adverse effects of such claims, which bonds shall be from companies and in form and content reasonably acceptable to Landlord, or
(ii) other security reasonably satisfactory to Landlord to protect Landlord against any loss therefrom. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Premises.

     Section 6.06 Liens. Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work or work claim of any contractor, mechanic, laborer or material supplied by a materialman which might be, or become, a lien or encumbrance or charge upon the Premises and Tenant shall not suffer any other matter or thing whereby the estate, right and interest of Landlord in the Premises might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the Premises shall be filed against the Premises, Tenant shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit or bond or provide Landlord with other security reasonably satisfactory to Landlord to protect Landlord against any loss therefrom. If Tenant shall fail to cause such lien or notice of lien to be discharged by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings and if Tenant fails to provide other security to Landlord, Landlord shall be entitled, if Landlord so elects, to defend any prosecution of an action for foreclosure of such lien by the lienor or to compel the prosecution of an action for the foreclosure of such lien by the lienor with interest, costs and allowances. Any money paid by Landlord and all costs and expenses, including attorney's fees, incurred by Landlord in connection therewith, together with interest at the rate of twelve percent (12%) per annum from the respective dates of Landlord's payment or incurring of the cost or expense, shall be paid by Tenant to Landlord on demand. In the event Tenant diligently contests any such claim, Tenant agrees to indemnify, defend, and hold harmless Landlord from any and all costs, liability and damages, including attorney's fees resulting therefrom, and, if requested, upon demand, immediately to deposit with Landlord cash or surety bond in form and with a company satisfactory to Landlord in an amount equal to the amount of such contested claim.

     Section 6.07. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as on the date hereof except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction).
In addition, Landlord may require Tenant to remove any alterations, additions and improvements which were either (a) made without Landlord's consent, if required; or (b) made with Landlord's consent but for which Landlord indicated it would require their removal. All such alterations, additions or improvements must be removed prior to the expiration of the Lease, and any damage to the Premises resulting therefrom must be repaired, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery, trade fixtures or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings;

drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN:  DAMAGE, DESTRUCTION OR CONDEMNATION

     Section 7.01.  Damage, Destruction or Condemnation of the Premises.

     (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to all or any portion of the Premises or immediately upon Tenant receiving notice of a condemnation of all or any portion of the Premises. Landlord shall, within thirty (30) days after receipt of such notice or of other notice of such damage or condemnation, notify Tenant in writing (i) how much time will be necessary to repair the Premises and the period for which Landlord will receive proceeds of rental loss insurance, (ii) whether there are any portions of the Premises that cannot be repaired, and
(iii) whether the proceeds of insurance policies or condemnation awards will be sufficient to pay for such repairs. Landlord shall repair the Premises and this Lease shall remain in full force and effect unless either (A) Landlord and Tenant agree to terminate this Lease, or (B) this Article 7 permits Tenant to elect one of the following options, and Tenant so elects: (1) to terminate this Lease pursuant to a provision of this Article 7, (2) to continue under the Lease without repair of the Premises and with abatement of rent as provided in Section 7.02, or (3) to purchase the Premises as provided below. Notwithstanding the foregoing, if the damage or condemnation does not have a material adverse effect on Tenant's use and enjoyment of the Premises, then Tenant may not exercise any right Tenant otherwise may have hereunder to terminate this Lease or purchase the Premises, and instead this Lease shall continue with abatement of rent as provided in Section 7.02. Without limitation of other items that may constitute a material adverse effect on Tenant's use and enjoyment of the Premises, any damage or condemnation that prevents Tenant from operating its business on the Premises consistent with the use available to Tenant prior to such damage or condemnation or that negatively affects Tenant's profits from its operations on the Premises shall
be deemed to have a material adverse effect.   As used in this Article 7,
"repair" shall include repair, replacement, restoration, alteration, improvement or other work necessary to remedy the effect of any damage or condemnation.

     (b) Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements. All repairs made under this
Article 7 shall be subject to Tenant's reasonable approval as to design and materials. If the Landlord's efforts to repair the Premises are not proceeding as necessary to complete the repair on or before the date which is three months after the date for completion of repair indicated in Landlord's notice pursuant to Section 7.01(a), and if Landlord does not within 10 days after written notice thereof from Tenant to Landlord take reasonable steps to cause the repair to be completed on or before the date which is three months after the date for completion of repair indicated in Landlord's notice pursuant to Section 7.01(a), Tenant may elect to (i) terminate this Lease as of the date of such damage by providing written notice to Landlord at any time prior to the time Landlord takes reasonable steps to remedy such delay, or
(ii) purchase the Premises by written notice to Landlord given any time prior to the time Landlord takes reasonable steps to remedy such delay.

     (c) If the repairs will take longer than twelve months to be completed, Tenant may terminate this Lease by written notice to Landlord at any time before thirty (30) days after written notice by Landlord to Tenant that the repairs to the Premises will take longer than twelve months to be completed. In case of damage that is being repaired, if the repairs extend beyond the later of twelve months after the date of the damage or the end of the period of Landlord's rental loss insurance Tenant shall elect one of the following options: (i) commence paying rent without abatement, or (ii) purchase the Premises by written notice to Landlord given before thirty (30) days after written notice by Landlord to Tenant that the repairs will extend beyond such date.

     (d) If the insurance or condemnation proceeds are not sufficient to repair the Premises, and if Landlord does not elect to pay the deficiency, Tenant shall elect one of the following (i) terminate this Lease by written notice to Landlord before thirty (30) days after written notice from Landlord to Tenant that such deficiency exists, (ii) pay such deficiency to Landlord,
(iii) continue under the Lease with only such repairs as can be accomplished with the available funds and with abatement of rent as provided in Section 7.02, or (iv) purchase the Premises by written notice to Landlord given before thirty (30) days after written notice by Landlord to Tenant that such deficiency exists.

     (e) If (a) building or zoning laws or other legal restrictions, (b) changes in building materials or methods, (c) Landlord's failure to diligently pursue construction, (d) the loss of portions of the Premises due to condemnation, or (e) any other event or condition, prevents the Premises from timely being repaired as they existed prior to any damage or condemnation, then Landlord and Tenant shall attempt in good faith to negotiate with each other and the applicable governmental or other parties to achieve acceptable plans and specifications and timetable for reconstruction of the Premises. In case the parties cannot agree, Tenant shall elect one of the following (i) terminate this Lease by written notice to Landlord given before thirty (30) days after written notice from Landlord to Tenant that no agreement has been reached, or (ii) purchase the Premises by written notice to Landlord given before thirty (30) days after written notice from Landlord to Tenant that no agreement has been reached.

     (f) If Landlord's mortgagee has the right to retain the proceeds of insurance rather than make them available for repair as provided in this
Article 7, then Landlord shall use its best efforts to cause the mortgagee to make such proceeds available within thirty (30) days after the date of such damage. If Landlord is not successful in causing its mortgagee to make such proceeds available, then Landlord shall use its best efforts to refinance its mortgage with a lender who will allow repair of the Premises, with such refinancing to close within sixty (60) days after the date of such damage, provided that such time shall be extended if repair is continuing with funds provided by Landlord or Tenant or otherwise, and provided further that Landlord shall not be required to obtain refinancing on terms less favorable than the financing existing at the time the damage occurred. If Landlord does not obtain such refinancing, then Tenant shall have the option to (i) purchase the Premises by written notice to Landlord before thirty (30) days after written notice by Landlord to Tenant that neither insurance proceeds nor refinancing proceeds will be available, (ii) terminate this Lease by written notice to Landlord before thirty (30) days after written notice from Landlord to Tenant that neither insurance proceeds nor refinancing proceeds will be available, or (iii) pay for all or some repairs as desired by Tenant and continue under this Lease with abatement of rent.

     Section 7.02. Reduction of Rent. If all or any portion of the usable area of the Premises is unavailable, or if Tenant's use of the Premises is impaired, due to damage or condemnation and this Lease does not terminate, except as expressly provided herein, any rent payable during the period of such unavailability or impairment, including Base Rent, insurance premiums and real estate Taxes, shall be reduced according to the degree to which the Premises is unavailable or Tenant's use of the Premises is impaired. Except for such possible reduction in rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair or condemnation of or to the Premises.

     Section 7.03. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the Premises. Tenant agrees that the provisions of Section 7.01 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Premises.

     Section 7.04. Condemnation Award. In case of condemnation, the entire condemnation award shall belong to Landlord; but Tenant shall not be prohibited from pursuing a separate award for the loss of or damage to the Tenant's trade fixtures or removable personal property or for its interest in this Lease.


ARTICLE EIGHT:  PURCHASE UPON CASUALTY OR CONDEMNATION

     If Tenant exercises its right to purchase all or a portion of the Premises under Article 7, the closing shall occur within 30 days after such election with the purchase price to be the fair market value of the Premises in its condition as of the date of Tenant's exercise of its right to purchase (disregarding any alterations or improvements installed or constructed at Tenant's expense after the date of this Lease to the extent such alterations or improvements are not required to be completed by Tenant under this Lease and to the extent such alterations or improvements increase the value of the Premises), plus the amount of any insurance or condemnation proceeds actually paid to Tenant or made available to Tenant to pay for the repair of the Premises. If the parties do not agree on the fair market value of the Premises, the transaction shall nonetheless close with sufficient purchase money in escrow to pay the purchase price, and the parties shall determine the purchase price within 60 days after closing, with the purchase price equaling the average of three appraisals from MAI appraisers, with one such appraiser selected by Tenant, one selected by Landlord and one selected by the two so chosen. Each of Landlord and Tenant shall pay the cost of the appraiser selected by it and the Landlord and Tenant shall share the cost of the third appraiser.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

     Section 9.01.  Landlord s Consent Required.   Subject to the provisions
of Section 5.03(i) above and Section 9.04 below, Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which may not be unreasonably withheld, provided that this Section
9.01 shall not apply to any assignment or transfer in connection with a sale or other transfer of all or substantially all of the assets of Tenant so long as the assignee or transferee has a financial conditional equal to or better than the financial condition of Tenant on the date of this Lease.

     Section 9.02.  Terms and Conditions Applicable to Assignment and
Subletting.

     (a) Regardless of Landlord's consent, any assignment or subletting (other than pursuant to Section 5.03(i) above) shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Tenant under this Lease; (ii) release Tenant of any obligations hereunder; or (iii) alter the primary liability of Tenant for the payment of Base Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

     (b) Landlord may accept any rent or performance of Tenant's obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for the default or breach by Tenant of any of the terms, covenants or conditions of this Lease.

     (c) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the sublessee.

     (d) In the event of any default or breach of Tenant's obligations under this Lease, Landlord may proceed directly against Tenant, any Guarantors or any one else responsible for the performance of the Tenant's obligations under this Lease, including the sublessee, without first exhausting Landlord's remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord or Tenant.

     (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord. If Tenant requests Landlord to consent to an assignment or subletting, and Landlord determines, in Landlord s commercially reasonable discretion, that Landlord will need to have outside legal or technical assistance to review the request for consent to a proposed assignment or subletting, Tenant shall reimburse Landlord, within thirty (30) days of request by Landlord, for Landlord's actual out-of-pocket good faith expenditures in such regard, with the invoice therefore accompanied by a reasonably particularized explanation for the need for such outside assistance.

     (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

     9.03. Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

     (a) Tenant agrees that upon the termination of this Lease, Tenant will transfer to Landlord all of Tenant's interest in subleases and all rentals and income arising thereunder on the terms and conditions contained in this
Section 9.03(a). Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee under such sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a Material Breach exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such Material Breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said sublessee, or, until the Material Breach has been cured, against Landlord, for any such rents and other charges so paid by said sublessee to Landlord.

     (b) In the event of a Material Breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

     (c) No sublessee shall further assign or sublet all or any part of the Premises without Landlord s prior written consent, except to the extent specifically provided to the contrary in this Lease and except that a sublessee in connection with a sale or other transfer of all or substantially all of the assets of Tenant shall have all rights of Tenant hereunder.

     9.04. Affiliates. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to obtain Landlord's prior written consent with respect to any assignment of the Lease or any sublease of all or any portion of the Premises to an entity or person which controls, is controlled by, or is under common control with, Tenant.

ARTICLE TEN:  DEFAULTS;  REMEDIES

     Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant.

Tenant's right to continue in possession of the Premises is conditioned upon such performance.

     Section 10.02. Defaults. Tenant shall be in material default under this Lease:

     (a) If Tenant (i) abandons the Premises; (ii) vacates the Premises and as a result any insurance described in Section 4.04 is cancelled; or (iii) Tenant assigns or sublets Tenant's interest in this Lease without Landlord's specific prior written consent as required by Article 9;

     (b) If Tenant fails to pay Rent or any other charge within five (5) business days after such payment is due;

     (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

     (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the Rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant under this Lease.

     Section 10.03. Remedies. On the occurrence of any material default by Tenant, and following the expiration of any applicable cure periods, Landlord may, at any time thereafter, without further notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises to restore the Premises to the condition in which Tenant is obligated to maintain same hereunder, reasonable wear and tear excepted, Landlord s reasonable attorney's fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of twelve percent (12%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart
(iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of seven percent (7%) per annum. If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due, subject to Landlord's obligation to mitigate damages;

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located, subject to Landlord's obligation to mitigate damages.

     Section 10.04. Cumulative Remedies; No Waiver. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy. Acceptance by Landlord of Rent beyond any cure period shall not be deemed a continuing waiver by Landlord of the right to receive Rent from Tenant on a timely basis in the future.

ARTICLE ELEVEN:  PROTECTION OF LENDERS

     Section 11.01. Lease Subordinate to Mortgage. Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any ground lease, mortgage or deed of trust now or hereafter affecting Landlord's interest in the Project, and to all amendments, modifications, renewals, extensions, consolidations and replacements of each of the foregoing, and to all advances made or hereafter to be made upon the security thereof. Within ten (10) business days following written request of Landlord, or any mortgagee, or any ground lessor, or beneficiary of Landlord, Tenant will expressly subordinate its rights hereunder to the interest of any ground lessor, mortgagee or trustee under a deed of trust, now or hereafter in force against the Project, and to all advances made or hereafter to be made upon the security thereof, providing, however, that the ground lessor, or the mortgagee or trustee named in said mortgage or trust deed shall agree to Tenant's peaceable possession of the Premises and all of its rights under this Lease will not be disturbed on account thereof. The form of the Subordination, Non-Disturbance and Attornment Agreement to be executed by Tenant, Landlord and mortgagee and/or ground lessor shall be a commercially reasonable form.

     Section 11.02. Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deeds of trust, upon any such foreclosure or sale, Tenant agrees to recognize such beneficiary or purchaser as the Landlord under this Lease, provided all of Tenant's rights under this Lease continue unabated.

     Section 11.03. Prior Encumbrance. If the Premises or any estate therein owned by Landlord is or has been encumbered prior to the execution of this Lease, and/or if the Premises or any estate therein owned by Landlord is subject to a ground lease, then Landlord shall use reasonable efforts to deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement in commercially reasonable form, or such other form as is required by Landlord's mortgagee and/or ground lessor.

     Section 11.04.  Estoppel Certificates.

     (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

     (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, and fails to deliver such statement to Landlord within ten (10) days after Landlord's second written request for the same, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) than Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     Section 11.05. Tenant's Financial Condition. Tenant shall provide to Landlord within five (5) days after written request from Landlord copies of its annual and quarterly financial statements as filed with the SEC.

ARTICLE TWELVE:  LEGAL COSTS

     If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorney's fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

     Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

     Section 13.02.  Landlord's Liability;  Certain Duties.

     (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises, or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer; provided, however, that the Landlord transferring its interest shall remain liable for claims relating to its period of ownership. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

     (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty
(30) day period and thereafter diligently pursued to completion.

     (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease (other than its duties under Article 7 and Article 8) is limited to Landlord's interest in the Premises. Neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.04. Interpretation. The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

     Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant s taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

     Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

     Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises is located shall govern this Lease.

     Section 13.10. Corporate Authority; Partnership Authority. Each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Concurrently with its execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.

     Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.12. Force Majeure. If either party cannot perform any of its obligations due to events beyond its control (other than Tenant's duty to pay any amount of money required under this Lease), the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall no be binding upon either party until executed and delivered by both parties.

     Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.


                      [SIGNATURES ON FOLLOWING PAGE]


                              INSITE SOUTH MILWAUKEE, L.L.C., an
                              Illinois limited liability company


                              By:  /s/ Gerald J. Kostelny
                                   Gerald J. Kostelny, Manager

                              BUCYRUS INTERNATIONAL, INC., a
                              Delaware corporation


                              By:  /s/ John F. Bosbous

                              Its: Treasurer



                                 EXHIBIT A



Description of Premises:

     All improvements or structures located on the real property described below (the "Real Property"), specifically including a warehouse/office building containing approximately 927,685 square feet of floor area (the "Building"), and including but not limited to any boiler systems, plumbing systems, sanitary systems, fuel oil systems, sprinkler systems, fire and security protection systems, heating ventilating and air conditioning systems, electrical systems, lighting systems, wiring (other than Machine Wiring as defined hereinafter), temperature controls (other than Machine Temperature Controls as defined hereinafter), loading docks, dock levelers, railroad spur tracks, cranes described in the attached Schedule 1, and any other similar fixtures and systems presently located on the Real Property which fixtures and systems service the Building, but excluding all Machines as defined hereinafter. "Machines" means all equipment, machines and fixtures used for the industrial, manufacturing and office uses of the Real Property (other than cranes). "Machine Wiring" means wiring that services a particular Machine and is not used to bring electricity or data from one part of the Building to another. "Machine Temperature Controls" means temperature controls that are used for Machines and not used to control the temperature in all or a portion of the Building.




                                 Exhibit A

                             LEGAL DESCRIPTION


PARCEL 1:

PART OF THE NORTHEAST 1/4 AND NORTHWEST 1/4 OF SECTION 11, TOWNSHIP 5 NORTH, RANGE 22 EAST, AND PART OF LOTS 1 THROUGH 15 INCLUSIVE IN BLOCK 13 OF ADDITION NO. 1 TO THE TOWN SITE OF SOUTH MILWAUKEE AND THE ABUTTING VACATED SOUTH 11TH AVENUE AND VACATED MONROE AVENUE AND LOTS 1 TO 8 INCLUSIVE, IN BLOCK 77, ADDITION NO. 5 OF TOWN SITE OF SOUTH MILWAUKEE, IN THE CITY OF SOUTH
MILWAUKEE, MILWAUKEE COUNTY, WISCONSIN, BOUNDED AND DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 11; THENCE SOUTH 00 DEGREES 00'21" EAST 33.00 FEET TO A POINT ON THE SOUTH LINE OF EAST RAWSON AVENUE AND THE POINT OF BEGINNING OF LANDS TO BE DESCRIBED; THENCE NORTH 89 DEGREES 59'39" EAST ALONG THE SOUTH LINE OF EAST RAWSON AVENUE 275.87 FEET TO A POINT ON THE WEST LINE OF NORTH CHICAGO AVENUE; THENCE SOUTH 26 DEGREES 04'37" WEST ALONG SAID WEST LINE 192.80 FEET TO A POINT OF INTERSECTION WITH THE WEST LINE OF SOUTH 10TH AVENUE; THENCE SOUTH 00 DEGREES 49'13" WEST ALONG SAID WEST LINE 1235.38 FEET TO A POINT 16.00 FEET NORTH 00 DEGREES 49'13" EAST OF THE SOUTHEAST CORNER OF BLOCK 13 OF ADDITION NO. 1 TO THE TOWN SITE OF SOUTH MILWAUKEE; THENCE NORTH 89 DEGREES 42'13" WEST AND PARALLEL TO THE SOUTH LINE OF SAID BLOCK 13 OF SAID SUBDIVISION, SAID LINE BEING THE NORTH LINE OF A 30 FOOT PUBLIC ALLEY 529.90 FEET TO A POINT ON THE WEST LINE OF SOUTH 11TH AVENUE; THENCE SOUTH 00 DEGREES 49'13" WEST ALONG SAID WEST LINE 150.00 FEET
TO A POINT ON THE NORTH LINE OF MILWAUKEE AVENUE; THENCE NORTH 89 DEGREES 42'13" WEST ALONG SAID NORTH LINE 130.17 FEET TO A POINT ON THE EAST LINE OF THE UNION PACIFIC RAILROAD COMPANY RIGHT-OF-WAY; THENCE NORTH 10 DEGREES 49'32" WEST ALONG SAID EAST LINE 968.78 FEET TO A POINT; THENCE CONTINUING ALONG SAID EAST LINE NORTHWESTERLY 608.70 FEET ALONG THE ARC OF A CURVE WHOSE CENTER LIES TO THE EAST, WHOSE RADIUS IS 5675.00 FEET AND WHOSE CHORD BEARS NORTH
07 DEGREES 45' 10" WEST 608.41 FEET TO A POINT ON THE SOUTH LINE OF EAST
RAWSON AVENUE; THENCE NORTH 89 DEGREES 57'18" EAST ALONG SAID SOUTH
LINE 752.80 FEET TO THE PLACE OF BEGINNING.

PARCEL 2:

LOTS 10,11, 12, 13, 14 AND 15, IN BLOCK 4, IN TOWNSITE OF SOUTH MILWAUKEE, IN THE NORTH 1/2 OF SECTION 11, TOWNSHIP 5 NORTH, RANGE 22 EAST, IN THE CITY OF SOUTH MILWAUKEE, MILWAUKEE COUNTY, WISCONSIN.



                                 Exhibit A

                       LEGAL DESCRIPTION (Continued)



PARCEL 3:

TOGETHER WITH EASEMENT FOR CONSTRUCTION AND MAINTENANCE OF UNDERGROUND TUBE AND WATER MAIN AS SET FORTH IN INSTRUMENT DATED OCTOBER 6, 1949 AND RECORDED OCTOBER 7, 1949, IN THE OFFICE OF THE REGISTER OF DEEDS FOR MILWAUKEE COUNTY, WISCONSIN, IN VOLUME 2665, PAGE 82, AS DOCUMENT NO. 2891603.


PARCEL 4:

TOGETHER WITH EASEMENT FOR CONSTRUCTION AND MAINTENANCE OF UNDERGROUND TUBE AND WATER MAIN AS SET FORTH IN INSTRUMENT DATED OCTOBER 19, 1949 AND RECORDED NOVEMBER 1, 1949, IN THE OFFICE OF THE REGISTER OF DEEDS FOR MILWAUKEE COUNTY, WISCONSIN, IN VOLUME 2674, PAGE 274, AS DOCUMENT NO. 2897197.



Commonly known as:     1022 and 1100 Milwaukee Avenue
                       South Milwaukee, Wisconsin
Parcel No's.           770-9999 and 771-0041-001



                                  South Milwaukee Overhead Cranes

EQNUM       DESCRIPTION         Location        Auxhookcap    Mainhookcap   Manufacturer   S/N
            OWNED CRANES
    6036    CRANE 10T OH        Machine Shop                  10 T          Zenar                800135
    8400    CRANE 30/10T OH     Foundry         10 T          30 T          Whiting               10761
    8412    CRANE 25/10T OH     Machine Shop    10 T          25 T          P&H                    1099
    8413    CRANE 75T OH        Assembly        10 T          75 T          P&H               5234/1726
    8414    CRANE 20/10T OH     Machine Shop    10 T          25 T          Champion               1100
    8415    CRANE 25/10T OH     Machine Shop    10 T          25 T          Crane Mfg              1101
    8419    CRANE 25/10T OH     Machine Shop    10 T          25 T          Crane Mfg              1102
    8427    CRANE 25/5T OH      Weld Shop       5 T           25 T          P&H                    8167
    8430    CRANE OH            Fab Shop        7 1/2 T       15 T          Whiting                 355
    8432    CRANE 20/5T GANTRY  Yard            10 T          20 T          Shepard Niles          3314
    8433    CRANE 20/5T OH      Fab Shop        5 T           20 T          Whiting                5043
    8434    CRANE 20/5T OH      Weld Shop       5 T           20 T          Whiting                5042
    8436    CRANE 5/35T OH      Weld Shop       5 T           35 T          Whiting                6457
    8437    CRANE 25/5T OH      Assembly        5 T           30 T          Shaw Box            CR11996
    8443    CRANE 25/5T         Machine Shop    5 T           25 T          Shaw Box              11746
    8446    CRANE 15/5T         Yard            5 T           15 T          Shaw Box              11997
    8447    CRANE 25/5T         Yard            5 T           25 T          P&H                    8297
    8448    CRANE 10T           Receiving                     10 T          P&H                    8298
    8452    CRANE 60/10T OH     Assembly        10 T          60 T          Crane Mfg               112
    8453    CRANE 75T OH        Assembly        10 T          75 T          Manning              31-412
    8454    CRANE 30T OH        Assembly        5 T           30 T          P & H                   N/A
    8455    CRANE 10T Gantry    Machine Shop                  10T           Whiting               79618
    8459    CRANE 15/5 OH       Fab Shop        5 T           15 T          Crane Mfg               691
    8460    CRANE 10/50T OH     Melt Shop       10 T          50 T          Crane Mfg               606
    8534    CRANE 60T OH        Weld Shop       10 T          60 T          Zenar                  2934
    8541    CRANE 10T OH        Machine Shop                  10 T          Milwaukee Crane        1240
    8545    CRANE 10T OH        Machine Shop                  10 T          Zenar                 J2638
    8565    CRANE 50/15T OH     Foundry         15 T          50 T          Zenar                  4950